EXHIBIT 99.2

Report of Independent Registered Public Accounting Firm
To the Principals of Waterfront Partners OP, LLC
We have audited the accompanying consolidated balance sheets of Waterfront Partners OP, LLC (Waterfront) as of December 31, 2007 and 2006, and the related consolidated statements of operations, changes in owners’ equity (deficit) and cash flows for the years then ended. Our audits also included the financial statement schedule III — real estate and accumulated depreciation of Waterfront. These consolidated financial statements and the financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and schedule are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and schedule. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Waterfront as of December 31, 2007 and 2006, and the results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.
/s/ McGladrey & Pullen, LLP
Pasadena, California
March 18, 2008, except for Note 9, as to which the date is June 3, 2008

Waterfront Partners OP, LLC
Consolidated Balance Sheets
(in thousands)

	DECEMBER 31,
	2007	2006

Assets
Net investments in real estate	$59,587	$61,171
Cash and cash equivalents	2,619	4,547
Restricted cash	1,708	1,864
Accounts receivable, net	1,743	1,586
Deferred financing costs, net	1,137	1,266
Intangible assets, net	6,009	7,682
Deferred acquisition costs	6,824	2,834
Other assets	544	1,305

Total Assets	$80,171	$82,255

Liabilities
Mortgage notes payable	$111,000	$111,000
Accounts payable and accrued expenses	3,737	1,204
Security deposits	672	699
Other liabilities	1,422	351
Below market lease value	107	2,014

Total Liabilities	$116,938	$115,268

Owners’ Consolidated Deficit	(36,767)	(33,013)

Total Liabilities and Owners’ Consolidated Deficit	$80,171	$82,255

See notes to consolidated financial statements

Waterfront Partners OP, LLC
Consolidated Statements of Operations
(in thousands)

	YEARS ENDED
	DECEMBER 31,
	2007	2006

Revenues
Rental	$12,505	$12,332
Parking	2,569	2,261
Expense reimbursements	4,922	4,089
Other operating income	113	184

Total revenues	$20,109	$18,866

Expenses
Property operating	$14,859	$11,586
Interest	7,227	7,847
Depreciation and amortization	4,272	4,238
General and administrative	390	431
Early lease termination costs, net	1,538	—

Total expenses	$28,286	$24,102

Loss before interest and dividend income	$(8,177)	$(5,236)
Interest and dividend income	51	99

Net Loss	$(8,126)	$(5,137)

See notes to consolidated financial statements

Waterfront Partners OP, LLC
Consolidated Statement of Changes in Owners’ Equity (Deficit)
(in thousands)

OWNERS’
EQUITY
(DEFICIT)

Owners’ equity, December 31, 2005	$4,941
Equity contributions	7,268
Distributions	(40,085)
Net Loss	(5,137)

Owners’ deficit, December 31, 2006	(33,013)
Equity contributions	4,372
Net Loss	(8,126)

Owners’ deficit, December 31, 2007	$(36,767)

See notes to consolidated financial statements

Waterfront Partners OP, LLC
Consolidated Statements of Cash Flows
(in thousands)

	YEARS ENDED DECEMBER 31,
	2007	2006

Operating activities
Net loss	$(8,126)	$(5,137)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation	2,738	2,620
Amortization	1,535	1,618
Below market lease amortization	(175)	(361)
Write off of tenant improvements	242	—
Write off of below market intangible	(1,732)	—
Write off of leasing commissions and other intangibles	930	—
Leasing commissions paid	(663)	(379)
Changes in operating assets and liabilities
Accounts receivable	(157)	(242)
Other assets	761	(1,237)
Accounts payable and accrued expenses	2,534	(79)
Other liabilities	1,044	56

Net cash used in operating activities	$(1,069)	$(3,141)

Investing activities
Acquisition and improvement of real estate	$(1,397)	$(3,117)
Deferred acquisition costs	(3,990)	(2,834)
Decrease in restricted cash	156	7,258

Net cash (used in) provided by investing activities	$(5,231)	$1,307

Financing activities
Proceeds from mortgage notes payable	$—	$111,000
Repayment of mortgage notes payable	—	(71,600)
Deferred financing costs	—	(950)
Equity contributions	4,372	7,268
Distributions	—	(40,085)

Net cash provided by financing activities	$4,372	$5,633

(Decrease) increase in cash and cash equivalents	$(1,928)	$3,799
Balance at beginning of year	4,547	748

Balance at end of year	$2,619	$4,547

Supplemental cash flow information
Interest paid	$7,173	$7,449

See notes to consolidated financial statements

Waterfront Partners OP, LLC
Notes to Consolidated Financial Statements
Years ended December 31, 2007 and 2006 (audited)
(Dollar amounts in thousands)
1. Organization and Ownership
     Waterfront Plaza is a seven-building office complex (the “Waterfront Property”) located in Honolulu and is owned by five separate LLCs as tenants in common (the “Waterfront TICs”). Each of the Waterfront TICs is owned in turn by a separate LLC: WFP Mezzanine A, LLC; WFP Mezzanine B, LLC; WFP Mezzanine C, LLC; WFP Mezzanine D, LLC; and WFP Mezzanine E, LLC (together, “WFP Mezzanine LLCs”). All of the ownership interests in WFP Mezzanine LLCs are owned by one limited liability company, Waterfront Partners OP, LLC (“Waterfront”). The Waterfront Property was originally acquired in July 2004 by the underlying principals of Waterfront under different organization. The ownership was restructured in its current form in August 2006 to facilitate the mortgage refinancing of the Waterfront Property. Jay Shidler owns 56.25% of Waterfront. Principals of affiliated entities operating under the business name “The Shidler Group” and the executive employees of their affiliates will be collectively referred to as “Management” throughout these Notes.
     Pursuant to a Master Formation and Contribution Agreement, dated October 3, 2006 between Arizona Land Income Corporation (“AZL”) and POP Venture, LLC (“POP Contributor”), as amended (the “Master Agreement”), it is intended that AZL will be reincorporated in Maryland, will be renamed Pacific Office Properties Trust, Inc. (“POPT”), and will form, and be the sole general partner of, Pacific Office Properties, L.P. (the “Operating Partnership”). As part of the transactions contemplated by the Master Agreement (the “Transactions”), ownership interests in up to nine office properties (“Contributed Properties”), including the Waterfront Property, will be contributed to the Operating Partnership. For financial accounting reporting purposes, the Transactions will be treated as an acquisition by Waterfront of the Operating Partnership.
     The ownership interests in the Contributed Properties have an agreed upon fair value of approximately $562.95 million and are subject to secured indebtedness estimated to be approximately $399.72 million at December 31, 2007. POPT will be contributing substantially all of its assets to the Operating Partnership and will become the Operating Partnership’s general partner. In addition, designees of POP Contributor expected to be a part of or affiliated with Management will be purchasing 1,000,000 shares of common stock of POPT for $5 million. Designees of POP Contributor expected to be a single entity unrelated to Management, will purchase 180,000 common shares for $1.35 million. Upon completion of the Transactions, the Operating Partnership will be owned 18.25% by POPT and 81.75% by POP Contributor.
     Following and subject to the consummation of the Transactions, substantially all of the future operations of POPT are expected to be carried out through the Operating Partnership except as otherwise deemed advisable for continued qualification as a real estate investment trust (“REIT”) under the Internal Revenue Code. The Operating Partnership will consolidate the ownership and operations of the Contributed Properties; provide a vehicle for future acquisitions; and preserve the tax advantages for certain participants by allowing the REIT to continue to qualify as a real estate investment trust for U.S. federal income tax purposes (unaudited).
     POPT will be externally advised by Pacific Office Management, Inc. (the “Advisor”), an entity owned and controlled by Mr. Shidler and certain related parties of The Shidler Group. The Advisor will receive an annual base management fee of $1,500.
     Property management, leasing, construction management, and financing services will continue to be provided by affiliates of The Shidler Group as directed by the Advisor. The fees for these services, if new agreements are executed, will be market rate compensation based upon the prevailing market rates for similar services provided on an arms-length basis in the area in which the subject property is located and will require the prior written approval of a majority of POPT’s independent directors.
2. Summary of Significant Accounting Policies
Basis of Presentation
     The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) and represent the assets and liabilities and operating results of Waterfront on a historical cost basis. All significant intercompany balances have been eliminated in consolidation.
Principles of Consolidation
     Waterfront represents a consolidation of entities holding interests in real estate that are commonly owned and managed.
Use of Estimates in the Consolidated Financial Statements
     The preparation of the consolidated financial statements in conformity with GAAP requires Management to make estimates and assumptions that affect amounts reported in the consolidated financial statements and accompanying notes. Significant estimates and assumptions are used by Management in determining the useful lives of real estate properties and the initial valuations and underlying allocations of purchase price in connection with real estate property acquisitions. Actual results may differ from those estimates.
Revenue Recognition
     Revenue and gain is recognized in accordance with Staff Accounting Bulletin No. 104 of the Securities and Exchange Commission, Revenue Recognition in Financial Statements (SAB 104), as amended. SAB 104 requires that four basic criteria be met before revenue can be recognized: persuasive evidence of an arrangement exists; the delivery has occurred or services rendered; the fee is fixed and determinable; and collectability is reasonably assured.
     All tenant leases are classified as operating leases. For all leases with scheduled rent increases or other adjustments, rental income is recognized on a straight-line basis over the terms of the leases. Straight line rent receivable represents rental revenue recognized on a straight-line basis in excess of billed rents and this amount is included in “Accounts receivable, net” on the balance sheets. Where Management has determined that collectability is reasonably assured, reimbursements from tenants for real estate taxes and other recoverable operating expenses are recognized as revenues in the period the applicable costs are incurred.
     Rental revenue from parking operations and month-to-month leases or leases with no scheduled rent increases or other adjustments is recognized on a monthly basis when earned.
     Lease termination fees, which are included in other operating income in the accompanying consolidated statements of operations, are recognized when the related leases are canceled and Waterfront has no continuing obligation to provide services to such former tenants.

     Other operating income on Waterfront’s consolidated statements of operations generally includes income incidental to the operations of the Waterfront Property and is recognized when earned.
Income Taxes
     Federal and state income taxes are the ultimate responsibility of the individual members and, accordingly, no provision has been made for such income taxes in the accompanying financial statements.
Cash and Cash Equivalents
     Management considers all short-term cash investments with maturities of three months or less when purchased to be cash equivalents. Restricted cash and short-term investments are excluded from cash and cash equivalents for the purpose of preparing the consolidated statements of cash flows. At times, the amounts of cash held in financial institutions may exceed the maximum amount insured by the FDIC. Management does not believe it is exposed to any significant credit risk on cash and cash equivalents.
Restricted Cash
     Restricted cash includes escrow accounts held by lenders.
Real Estate Properties
     Depreciation
     Land, buildings and improvements, and furniture, fixtures and equipment are recorded at cost. Depreciation and amortization are computed using the straight-line method for financial reporting purposes. Buildings and improvements are depreciated over their estimated useful lives which range from 5 to 42 years. Tenant improvement costs recorded as capital assets are depreciated over the shorter of (i) the tenant’s remaining lease term or (ii) the life of the improvement. Furniture, fixtures and equipment are depreciated over three to seven years.
     Acquisitions
     Under SFAS No. 141, Business Combinations, acquisitions are accounted for utilizing the purchase method and, accordingly, the results of operations of acquired properties are included in our results of operations from the respective dates of acquisition.
     Estimates of future cash flows and other valuation techniques are used to allocate the acquisition cost of acquired properties among land, buildings and improvements, and identifiable intangible assets and liabilities such as amounts related to in-place at-market leases, acquired above- and below-market leases, and acquired above- and below-market ground leases.
     The fair values of real estate assets acquired are determined on an “as-if-vacant” basis. The “as-if-vacant” fair value is allocated to land and, where applicable, buildings, tenant improvements and equipment based on comparable sales and other relevant information obtained in connection with the acquisition of the Waterfront Property.
     Fair value is assigned to above-market and below-market leases based on the difference between (a) the contractual amounts to be paid by the tenant based on the existing lease and (b) Management’s estimate of current market lease rates for the corresponding in-place leases, over the remaining terms of the in-place leases. Capitalized above-market lease amounts are reflected in “Intangible assets, net” in the consolidated balance sheets and amortized as a decrease to rental revenue over the remaining terms of the respective leases. Capitalized below-market lease amounts are reflected as “Below market lease value” liabilities in the balance sheets and are amortized as an increase in rental revenue over the remaining terms of the respective leases. If a tenant vacates its space prior to the contractual termination of the lease and no rental payments are being made on the lease, any unamortized balance, net of the security deposit, of the related intangible is written off.
     The aggregate value of other acquired intangible assets consists of acquired in-place leases. The fair value allocated to acquired in-place leases consists of a variety of components including, but not necessarily limited to: (a) the value associated with avoiding the cost of originating the acquired in-place lease (i.e. the market cost to execute a lease, including leasing commissions and legal fees, if any); (b) the value associated with lost revenue related to tenant reimbursable operating costs estimated to be incurred during the assumed lease-up period (i.e. real estate taxes, insurance, and other operating expenses); (c) the value associated with lost rental revenue from existing leases during the assumed lease-up period; and (d) the value associated with any other inducements to secure a tenant lease. The value assigned to acquired in-place leases is amortized over the lives of the related leases.
     Impairment
     As required by SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS No. 144), Management assesses the potential for impairment of its long-lived assets, including real estate properties and intangibles, whenever events occur or a change in circumstances indicate that the recorded value might not be fully recoverable. Management determines whether impairment in value has occurred by comparing the estimated future undiscounted cash flows expected from the use and eventual disposition of the asset to its carrying value. If the undiscounted cash flows do not exceed the carrying value, the real estate or intangible carrying value is reduced to fair value and impairment loss is recognized. Assets to be disposed of are reported at the lower of the carrying amount or fair value, less costs to sell. Based upon such periodic assessments, no indications of impairment were identified for the years ended December 31, 2007 and 2006.
Repairs, Maintenance and Major Improvements
     The costs of ordinary repairs and maintenance are charged to operations when incurred. Major improvements that extend the life of an asset are capitalized and depreciated over the remaining useful life of the asset. The lender has required the Waterfront Property to maintain reserve accounts for the funding of future repairs and capital expenditures, and the balances of these accounts are classified as restricted cash on the consolidated balance sheet.
Tenant Receivables
     Tenant receivables are recorded and carried at the amount billable per the applicable lease agreement, less any allowance for uncollectible accounts. An allowance for uncollectible accounts is made when collection of the full amounts is no longer considered probable. There are allowances for uncollectible accounts for each period presented which are not significant. Tenant receivables are included in “Accounts receivable, net” on the accompanying consolidated balance sheets.
Deferred Financing Costs
     Deferred financing costs include fees and costs incurred in conjunction with long-term financings and are amortized over the terms of the related debt using a method that approximates the interest method. Deferred financing costs, net of accumulated amortization, were $1,137 and $1,266 at December 31, 2007 and 2006, respectively. Upon repayment of the underlying debt agreement, any amortized costs are written off in the period of repayment. For the year ended December 31, 2006, Waterfront expensed $358 of deferred finance costs related to early retirement of debt obligations. The expense is included in “Interest” in the statement of operations.

Guarantees
     Waterfront has no direct or indirect guarantees of indebtedness as of December 31, 2007, other than customary non-recourse carve-out obligations common in commercial non-recourse financing transactions.
Fair Value of Financial Instruments
     Waterfront follows SFAS No. 107, Disclosures about the Fair Value of Financial Instruments which requires the disclosure of the fair value of financial instruments for which it is practicable to estimate the value. Management considers the carrying amount of cash and cash equivalents, restricted cash, accounts receivable, accounts payable and accrued expenses to approximate fair value due to the short maturity of these instruments. Waterfront has estimated the fair value of the mortgage notes payable utilizing present value techniques. At December 31, 2007, the carrying amount and estimated fair value of the mortgage notes payable were $111,000 and $112,220, respectively.
Recent Accounting Pronouncements
     FIN 48
     In July 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes (FIN 48). This interpretation, among other things, creates a two-step approach for evaluating uncertain tax positions. Recognition (step one) occurs when an enterprise concludes that a tax position, based solely on its technical merits, is more-likely-than-not to be sustained upon examination. Measurement (step two) determines the amount of benefit that more-likely-than-not will be realized upon settlement. Derecognition of a tax position that was previously recognized would occur when a company subsequently determines that a tax position no longer meets the more-likely-than-not threshold of being sustained. FIN 48 specifically prohibits the use of a valuation allowance as a substitute for derecognition of tax positions, and it has expanded disclosure requirements. The effective date of FIN 48 for all non-public entities has been deferred to annual financial statements for fiscal years beginning after December 15, 2007. Since Waterfront is not subject to corporate taxation, Management does not believe the adoption of this standard will have any material impact on the financial statements.
     SFAS No. 157
     In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, which provides guidance for using fair value to measure assets and liabilities. The standard also responds to investors’ requests for expanded information about the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value, and the effect of fair value measurement on earnings. SFAS No. 157 defines fair value, establishes a framework for measuring fair value and provides expanded disclosure about how fair value measurements were determined. SFAS No. 157 applies whenever other standards require (or permit) assets or liabilities to be measured at fair value. The standard does not expand the use of fair value in any circumstances. SFAS No. 157 is effective for financial assets and liabilities on January 1, 2008. The FASB has deferred the implementation of the provisions of SFAS No. 157 relating to certain non-financial assets and liabilities until January 1, 2009. Management does not expect the adoption of SFAS No. 157 to have a material impact on the financial statements.

     SFAS No. 141R
     In December 2007, the FASB issued SFAS No. 141R, Business Combinations (“SFAS No. 141R”), which replaces SFAS No. 141, Business Combinations. SFAS No. 141R applies to all transactions and other events in which one entity obtains control over one or more other businesses. It broadens the fair value measurement and recognition of assets acquired, liabilities assumed and interests transferred as a results of business combinations. Under this pronouncement, acquisition-related costs must be expensed rather than capitalized as part of the basis of the acquired. SFAS No. 141R also expands required disclosure to improve financial statement users’ ability to evaluate the nature and financial effects of business combinations. SFAS No. 141R is effective for all transactions entered into on or after January 1, 2009. Management is currently assessing the potential impact that the adoption of SFAS No. 141R will have on its financial position and results of operations.
     SFAS No. 160
     In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements–An Amendment to ARB No. 51 (“SFAS No. 160”). SFAS 160 requires a noncontrolling interest in a subsidiary to be reported as equity and the amount of consolidated net income specifically attributable to the noncontrolling interest to be identified in the consolidated financial statements. SFAS No. 160 also calls for consistency in the manner of reporting changes in the parent’s ownership interest and requires fair value measurement of any noncontrolling equity investment retained in a deconsolidation. SFAS No. 160 is effective on January 1, 2009. Management is currently assessing the potential impact SFAS No. 160 will have on its financial position and results of operations.
3. Minimum Future Rental Revenues
     The Waterfront Property leases space to tenants primarily under non-cancelable, fixed-term operating leases, which generally contain provisions for a base rent plus reimbursement for all taxes (including property tax), insurance, maintenance and other operating costs associated with the leased property.
     Future minimum lease payments by tenants under non-cancelable operating leases as of December 31, 2007 were expected to be as follows:

For the year ending:
2008	$11,961
2009	11,072
2010	9,268
2011	7,539
2012	5,603
Thereafter	3,687
Tenant Concentrations
     For the years ended December 31, 2007 and 2006, one tenant represented approximately 16% and 15% of Waterfront’s total rental revenue, respectively.

4. Investments in Real Estate and Acquisitions
Investments in Real Estate
     Waterfront had the following investments in real estate at December 31, 2007 and 2006:

	DECEMBER 31,
	2007	2006

Land and Land Improvements	$452	$452
Building and Building Improvements	61,242	60,803
Tenant Improvements	5,950	5,888
Furniture, Fixtures and Equipment	729	569

Investments in Real Estate	68,373	67,712
Less: Accumulated Depreciation	(8,786)	(6,541)

Net Investments in Real Estate	$59,587	$61,171

     Amortization of the acquisition cost allocated to intangible assets and liabilities for the years ended December 31, 2007 and 2006 was as follows:

	YEARS ENDED
	DECEMBER 31,
	2007	2006

Amortization of below market ground lease value	$64	$64
(included in depreciation and amortization expense)
Amortization of lease in place value	$776	$806
(included in depreciation and amortization expense)
Amortization of leasing commissions	$366	$443
(included in depreciation and amortization expense)
Amortization of legal & marketing costs	$42	$71
(included in depreciation and amortization expense)
Amortization of below market tenant lease value	$(175)	$(361)
(included as an increase to rental revenue)

     As of December 31, 2007, Waterfront weighted average amortization period on intangible assets was 15.00 years, and the weighted average amortization period on intangible liabilities was 3.42 years.
     As of December 31, 2007, scheduled amortization of existing intangible assets, excluding leasing commissions of $1,073, and below market lease value liabilities from the acquisition of the Waterfront Property is as follows:

		BELOW MARKET
	INTANGIBLE	LEASE VALUE
	ASSETS	LIABILITY

2008	$858	$112
2009	690	(10)
2010	530	5
2011	360	—
2012	208	—
Thereafter	2,290	—

	$4,936	$107

5. Deferred Acquisition Costs
     In connection with the Transactions, certain accounting, legal, and other costs directly related to the business combination were incurred by affiliates of The Shidler Group on behalf of Waterfront. In accordance with SFAS No. 141, Business Combinations, these costs have been capitalized as deferred acquisition costs. Total capitalized deferred acquisition costs were $2,834 as of December 31, 2006 and $6,824 as of December 31, 2007. A portion of the costs incurred on behalf of Waterfront were determined to be not directly related to the Transactions and have been expensed. The amounts expensed totaled $383 and $394 for the years ended December 31, 2007 and 2006, respectively, and have been included as general and administrative expenses.
6. Mortgage Notes Payable
     As of December 31, 2007 and 2006, the Waterfront Property had mortgage notes payable of $111,000. The notes are payable in monthly installments of interest only at 6.3735% through September 11, 2016, with a balloon payment of $111,000 due at maturity.
7. Commitments and Contingencies
Minimum Future Ground Rents
     Waterfront has a ground lease agreement for the Waterfront Property. The following table indicates the future minimum ground lease payments as of December 31, 2007:

WATERFRONT
PLAZA

For the year ending:
2008	$1,738
2009	2,015
2010	2,128
2011	2,128
2012	2,128
Thereafter	212,644

$222,781

     The Waterfront Property’s ground lease expires December 31, 2060. The annual rental obligation resets on January 1, 2036, 2041, 2046, 2051, and 2056 to an amount equal to 8.0% of the fair market value of the land. However, the ground rent cannot be less than the rent for the prior period. Accordingly, Management has estimated the minimum future rental payments after 2035 to be an amount equal to the annual rent for 2035.
Contingencies
     The Waterfront Property is subject to various legal proceedings and claims that arise in the ordinary course of business. These matters are generally covered by insurance, subject to deductibles and other customary limitations on recoveries. Management believes that the ultimate settlement of these actions will not have a material adverse effect on Waterfront’s consolidated financial position, results of operations or cash flows.
Concentration of Credit Risk
     The Waterfront Property is located in Honolulu. The ability of the tenants to honor the terms of their respective leases is dependent upon the economic, regulatory, and social factors affecting the market in which the tenants operate.
     Financial instruments that subject Waterfront to credit risk consist primarily of cash, accounts receivable, deferred rents receivable, and interest rate contracts. Waterfront maintains its cash and cash equivalents and restricted cash on deposit and enters into interest rate contracts with high quality financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to the maximum amount; and, to date, Waterfront has not experienced any losses on its invested cash. Restricted cash held by its lender is held in accounts maintained at major financial institutions. Management performs ongoing credit evaluations of its tenants for potential credit losses.
Conditional Asset Retirement Obligations
     Waterfront follows FASB Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations—an interpretation of FASB Statement No. 143 (FIN 47). FIN 47 clarifies that the term “conditional asset retirement obligation” as used in SFAS No. 143, Accounting for Asset Retirement Obligations, represents a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement is conditional on a future event that may or may not be within a company’s control. Under this standard, a liability for a conditional asset retirement obligation must be recorded if the fair value of the obligation can be reasonably estimated. FIN 47 was effective for fiscal years ending after December 15, 2005. Based on the age of the construction, the Waterfront Property may contain non-friable asbestos. If the Waterfront Property undergoes major renovations or is demolished, certain environmental regulations are in place, which specify the manner in which the asbestos, if present, must be handled and disposed. No major renovation or demolition of the Waterfront Property is contemplated at the present time. As of December 31, 2007, the obligation to remove the asbestos from the Waterfront Property has indeterminable settlement dates and, therefore, Management is unable to reasonably estimate the fair value of the conditional asset retirement obligation.
Waterfront Plaza Ground Lease
     The ground lease of the Waterfront Property contains a surrender clause that provides the lessor with the right to require the lessee, at its own expense, to raze and remove all improvements from the leased premises. The requirement to remove the improvements is contingent on the lessor’s decision at the time the ground lease expires. At the current time, the highest and best use for the land is for its current use as improved with commercial office buildings. Accordingly, Management believes that it is improbable that the ground lessor will require the removal of the existing improvements.
Purchase Commitments
     Waterfront is required by certain leases and loan agreements to complete tenant and building improvements. As of December 31, 2007, this amount was projected to be $1,094.

Restaurant Row Theatre Venture Lease Termination
     On October 29, 2007, Waterfront, through the Waterfront TICs, entered into a Termination of Lease Agreement with Restaurant Row Theatre Venture which has been leasing 21,541 square feet at the Waterfront Property under a long term lease since 1993, at rates that are currently below market. The Termination of Lease Agreement provides Waterfront with the option to terminate the lease within one year of the agreement date with 70 days advance written notice to the tenant and, when terminated, to pay a lease termination fee to the tenant in the amount of $2,450,000.
     As of December 31, 2007, Restaurant Row Theatre Venture remains a tenant. However, management plans to terminate the lease around June 30, 2008. Therefore, the termination fee of $2,450,000, net of write-offs to the related tenant improvement, intangible assets, and below market lease value balances estimated as of June 30, 2008, has been reflected as early lease termination cost, net, on the accompanying consolidated statement of operations for the year ended December 31, 2007. A deposit of $245,000 has been placed in escrow, and the remaining balance due at termination of $2,205,000 has been included in accounts payable and accrued expenses on the accompanying consolidated balance sheet at December 31, 2007.
8. Related Party Transactions
     Waterfront paid amounts to affiliated entities for services provided relating to leasing, property management, and property acquisition underwriting, and property financing. The fees paid are summarized on the table below for the indicated periods:

	2007	2006

Property Management Fees	$851	$806
Leasing Commissions	209	160
Property Acquisition Fees	—	14
Property Financing Fees	13	39

Total	$1,073	$1,019

     Leasing commissions are capitalized as deferred leasing costs and included in intangible assets, net in the consolidated balance sheets. These costs are amortized over the life of the related lease.
     Property management fees are calculated as 3% of the rental cash receipts collected by the Waterfront Property, plus the payroll costs of on-site employees and are included in property operating expenses in the consolidated statements of operations.
     Property acquisition fees are capitalized and included as investment in real estate in the consolidated balance sheets.
     Property financing fees are capitalized and included as deferred financing costs in the consolidated balance sheets. These costs are amortized over the term of the related loan.
     Waterfront leases commercial office space to affiliated entities. The annual rents from these leases totaled $69 and $63 for the years ended December 31, 2007 and 2006, respectively.
9. Subsequent Events
     On March 19, 2008, POPT consummated the Transactions contemplated by the Master Agreement. As part of the Transactions, AZL reincorporated to Maryland by merging with and into its wholly-owned subsidiary, Pacific Office Properties Trust, Inc., with POPT as the surviving corporation. As contemplated by the Master Agreement, substantially all of the assets and certain liabilities of AZL and substantially all of the commercial real estate assets and related liabilities of POP Contributor were contributed to the Operating Partnership, in which POPT and POP Contributor became the sole general partner and a limited partner in the Operating Partnership, respectively, with corresponding 18.25% and 81.75% common ownership interests in the Operating Partnership. The commercial real estate assets of POP Contributor contributed to the Operating Partnership consisted of the Contributed Properties, including the Waterfront Property.

Waterfront Partners OP, LLC
Schedule III
Real Estate and Accumulated Depreciation
December 31, 2007
(in thousands)

					COSTS	GROSS AMOUNTS AT WHICH CARRIED
			INITIAL COSTS		CAPITALIZED	AT DECEMBER 31, 2007						DEPRECIABLE
				BLDG. and	SUBSEQUENT TO		BLDG. and		ACCUMULATED	DATE	DATE	LIFE
PROPERTY NAME	LOCATION	ENCUMBRANCES	LAND	IMP.(A)	ACQUISITION	LAND	IMP.(A)	TOTAL	DEPRECIATION	BUILT(B)	ACQUIRED	(YEARS)

Waterfront Plaza	Hawaii	$111,000	$—	$63,068	$5,305	$—	$68,373	$68,373	$8,786	1987	2004	5-42

(A)	Includes building and improvements, land improvements, furniture, fixtures and equipment.

(B)	Represents the year in which the property was first placed in service.

Waterfront Partners OP, LLC
Schedule III
Real Estate and Accumulated Depreciation
For the Two Years Ended December 31, 2007
(in thousands)
     The following is a reconciliation of real estate and accumulated depreciation:

	2007	2006

Real Estate Properties:
Balance, beginning of year	$67,712	$64,595
Improvement	1,397	3,117
Write off of property	(736)	—

Balance, end of year	$68,373	$67,712

Accumulated depreciation:
Balance, beginning of year	$6,541	$3,921
Depreciation	2,738	2,620
Write off of property	(493)	—

Balance, end of year	$8,786	$6,541